UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 30, 2009

DNB Financial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	0-16667	23-2222567
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Brandywine Avenue, Downingtown, Pennsylvania		19335
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(610) 269-1040

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

(a)   On January 30, 2009, as part of the Capital Purchase Program administered by the United States Department of the Treasury, DNB Financial Corporation (called the company) entered into a Letter Agreement and a Securities Purchase Agreement — Standard Terms attached thereto with the U.S. Treasury, pursuant to which the company issued and sold on January 30, 2009, and the U.S. Treasury purchase for cash on that date (i) 11,750 shares of the company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series 2008A, par value $10.00 per share, having a liquidation preference of $1,000 per share, and (ii) a ten-year warrant to purchase up to 186,311 shares of the company’s common stock, $1.00 par value, at an exercise price of $9.46 per share, for an aggregate purchase price of $11,750,000 in cash (this is called the transaction). This transaction closed on January 30, 2009. The issuance and sale of these securities was a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

The preferred shares will qualify as Tier 1 capital and will pay cumulative dividends at a rate of 5% per annum for the first five years and 9% per annum thereafter. Dividends are payable on the preferred shares quarterly and are payable on February 15, May 15, August 15, and November 15 of each year. Should the company fail to pay a total of six dividend payments on the preferred shares, whether or not consecutive, the holders of the preferred shares will have the right to elect two directors to the company’s board of directors until the company has paid all such dividends that it had failed to pay. The preferred shares have no maturity date and rank senior to the company’s common stock with respect to the payment of dividends and distributions and amounts payable upon liquidation, dissolution and winding up of the company. The preferred shares are generally non-voting, but do have contingent rights to vote on certain matters as more fully described in the Certificate of Designations for the preferred shares, a copy of which is attached as Exhibit 99.1 to the company’s Form 8-K filed with the SEC on January 26, 2009.

For three years following the closing date, the company may redeem the preferred shares only from the sale or sales of qualifying equity securities of the company in a “Qualified Equity Offering,” as defined in the agreement, resulting in the aggregate of not less than 25% of the U.S. Treasury’s purchase price. The agreement defines a “Qualified Equity Offering” as the sale for cash by the company, after the closing date, of shares of preferred stock or common stock that qualify as Tier I capital of the company under the capital guidelines of the company’s federal banking agency. After three years following the closing date, the company may redeem the preferred shares in whole or in part at any time, or from time to time. All redemptions are subject to the approval of the Board of Governors of the Federal Reserve System.

The U.S. Treasury may not transfer a portion of the warrant with respect to, or exercise the warrant for more than one-half of, the 186,311 shares of the company’s common stock issuable upon exercise of the warrant until the earlier of (i) the date on which the company has received aggregate gross proceeds of not less than $11,750,000 from one or more Qualified Equity Offerings and (ii) December 31, 2009. In the event the company completes one or more Qualified Equity Offerings on or prior to December 31, 2009 that results in the company receiving aggregate gross proceeds of not less than $11,750,000, then the number of the shares of common stock underlying the portion of the warrant then held by the U.S. Treasury will be reduced by one-half of the shares of common stock originally covered by the warrant.  The company is obligated to register the resale of the preferred shares and the warrant, and the issuance of shares of common stock upon exercise of the warrant, under certain circumstances including without limitation if the company files another registration statement under which the preferred shares, the warrant or the common shares issuable on exercise of the warrant can be registered or if, under certain circumstances, the U.S. Treasury requests.

The Securities Purchase Agreement pursuant to which the preferred shares and the warrant were sold contains limitations on the payment of dividends on common stock (other than regular quarterly cash dividends of not more than $0.13 per share of common stock), junior preferred shares, and on other preferred shares. The ability to repurchase common stock, junior preferred shares, or other preferred shares is also restricted under the Securities Purchase Agreement.

The Securities Purchase Agreement also subjects the company to certain of the executive compensation limitations included in the Emergency Economic Stabilization Act of 2008 (the “EESA”). In connection with the closing of the transaction, William S. Latoff, William J. Hieb, Gerald F. Sopp, Albert J. Melfi, Jr. and Bruce E. Moroney, the company’s senior executive officers as defined in the Securities Purchase Agreement, executed a waiver voluntarily waiving any claim against the U.S. Treasury or the company for any changes to compensation or benefits arrangements that are required to comply with the regulation issued by the U.S. Treasury under the Treasury program and acknowledging that the regulation may require modification of the compensation, bonus, incentive, and other benefit plans, arrangements, and policies and agreements as they relate to the period the U.S. Treasury holds any equity or debt securities of the company acquired through the Treasury program.

Section 5.3 of the Securities Purchase Agreement states that the Securities Purchase Agreement and all related documents may be amended unilaterally by the U.S. Treasury to the extent required to comply with any changes in applicable federal statutes after the execution thereof.

Copies of the Letter Agreement (including the Securities Purchase Agreement), the form of certificate for the preferred shares and the form of warrant are included as Exhibits 4.3, 4.4, 4.5 and 4.6 to this Form 8-K and are incorporated by reference into this Item as if set forth in full. The summaries of certain provisions of these documents in this Item are qualified in their entirety by reference thereto.

Section 3 - Corporate Governance and Management

Item 3.02 Unregistered Sales of Equity Securities.

On January 30, 2009, DNB Financial Corporation completed the issuance and sale to the United States Treasury Department of  (i)11,750 shares of its Fixed Rate Perpetual Preferred Stock, Series 2008A, $10.00 par value per share, and (ii) a ten-year warrant to purchase up to 186,311 shares of the company’s common stock, $1.00 par value at an exercise price of $9.46 per share, for an aggregate offering price of $11,750,000 in cash.  No underwriting discounts or commissions were applicable The issuance and sale of these securities was a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 on the basis that all of the securities were sold to a single institutional purchaser.  The offering was not underwritten.  Exercise of the warrant is further conditioned upon the terms of the warrant, a copy of the form of which is attached to this Form 8-K as Exhibit 4.5 and incorporated in this Item as if set forth in full.  The preferred shares are subject to the benefits and terms of a Certificate of Designations filed with the Secretary of the Commonwealth of the Commonwealth of Pennsylvania on January 21, 2009, a copy of which was attached as Exhibit 99.1 to the company’s Form 8-K filed with the SEC on January 26, 2009.  Refer to Item 1.01 of this Form 8-K for further description of the preferred shares and warrant and the agreements and terms to which they are subject, all of which is incorporated in this Item as if set forth in full.

Item 3.03 Material Modification to Rights of Security Holders.

(b)(1)
On January 30, 2009, DNB Financial Corporation completed the issuance and sale of 11,750 shares of its Fixed Rate Perpetual Preferred Stock, Series 2008A, $10.00 par value per share.  The preferred shares are subject to the benefits and terms of a Certificate of Designations filed with the Secretary of the Commonwealth of the Commonwealth of Pennsylvania on January 21, 2009, a copy of which was attached as Exhibit 99.1 to the company’s Form 8-K filed with the SEC on January 26, 2009.  Refer to Item 1.01 of this Form 8-K for further description of the transaction in which the preferred shares were issued and the agreements to which they are subject, all of which is incorporated in this Item as if set forth in full.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) In connection with the closing of the transaction described in Item 1.01, William S. Latoff, William J. Hieb, Gerald F. Sopp, Albert J. Melfi, Jr. and Bruce E. Moroney, the company’s senior executive officers as defined in the Securities Purchase Agreement, executed a waiver voluntarily waiving any claim against the U.S. Treasury or the company for any changes to compensation or benefits arrangements that are required to comply with the regulation issued by the U.S. Treasury under the Treasury program and acknowledging that the regulation may require modification of the compensation, bonus, incentive, and other benefit plans, arrangements, and policies and agreements as they relate to the period the U.S. Treasury holds any equity or debt securities of the company acquired through the Treasury program.  Refer to Item 1.01 of this Form 8-K for further description of the transaction in which the waivers were delivered and the Treasury program and the securities and agreements to which they relate, all of which is incorporated in this Item as if set forth in full.

A copy of the form of waiver signed by each senior executive officer is attached to this Form 8-K as Exhibit 4.6 and incorporated in this Item as if set forth in full.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

4.3	Letter Agreement, including Securities Purchase Agreement, dated January 30, 2009 between DNB Financial Corporation and the United States Department of the Treasury.
4.4	Form of Certificate for 11,750 shares of Fixed Rate Perpetual Preferred Stock, Series 2008A, $10.00 par value per share, of DNB Financial Corporation.
4.5	Form of Warrant to Purchase 186,311 Shares of Common Stock of DNB Financial Corporation.
4.6	Form of Waiver executed by senior executive officers of DNB Financial Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DNB FINANCIAL CORPORATION

January 30, 2009	By: /s/ Gerald F. Sopp
Name: Gerald F. Sopp
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

4.3	Letter Agreement, including Securities Purchase Agreement (Standard Terms and Conditions), dated January 30, 2009 between DNB Financial Corporation and the United States Department of the Treasury.

4.4	Form of Certificate for 11,750 shares of Fixed Rate Perpetual Preferred Stock, Series 2008A, $10.00 par value per share, of DNB Financial Corporation.

4.5	Form of Warrant to Purchase 186,311 Shares of Common Stock of DNB Financial Corporation.

4.6	Form of Waiver executed by senior executive officers of DNB Financial Corporation.